EXHIBIT 23.2


                        [LETTERHEAD OF COOPERS & LYBRAND]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Prospectus/Information Statement and the Registration Statement of which this Prospectus/Information Statement is a part on Form S-4 Amendment No. 3 (File No. 33-60167) of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern dated April 7, 1995, except for Note 10 as to which the date is June 7, 1995, on our audit of the consolidated financial statements of Chiat/Day Holdings, Inc. We also consent to the reference to our firm under the caption "Experts".



                                            /S/ COOPERS & LYBRAND L.L.P.
                                                Coopers & Lybrand L.L.P.
Sherman Oaks, California

August 8, 1995